Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,350,657
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,727,964)
Dividend Income	872
Interest Income	3,004
ETF Transaction Fees	700
Total Income (Loss)	$3,627,269

Expenses
General Partner Management Fees	$37,781
Professional Fees	14,939
Brokerage Commissions	6,548
Directors' Fees and insurance	2,229
NYMEX License Fee	944
Total Expenses	$62,441
Net Income (Loss)	$3,564,828

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$84,252,715
Withdrawals (350,000 Shares)	(12,834,888)
Net Income (Loss)	3,564,828

Net Asset Value End of Month	$74,982,655
Net Asset Value Per Share (1,950,000 Shares)	$38.45

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596